                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                 ECHOCATH, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 ECHOCATH, INC.
                               4326 U.S. Route 1
                      Monmouth Junction, New Jersey 08852


                                                               September 5, 2000


Dear Shareholder:

         On behalf of the Board of Directors and management, I am pleased to invite you to the 2000 Annual Meeting of Shareholders of EchoCath, Inc. The meeting will be held on Friday, September 29, 2000 at the Company's headquarters, 4326 U.S. Route 1, Monmouth Junction, New Jersey 08852 at 10:00 a.m.

         To assure that your vote will be counted, I urge you to read the enclosed materials carefully and to complete, sign and mail promptly the proxy card contained with this letter in the manner described on the proxy card. Also enclosed is a copy of the Company's 1999 Annual Report to Shareholders.

         The officers and directors of EchoCath appreciate your continuing support and we look forward to seeing you at the Annual Meeting.





                                           /s/ Frank A. DeBernardis
                                           President and Chief Executive Officer


Monmouth Junction, New Jersey


--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope to which no postage need be affixed if mailed in the United States.

--------------------------------------------------------------------------------


         P.S. If you are planning to attend the meeting please call us at 609/987-8400 X126, so that we may plan for your attendance and provide you with the best travel directions.

                                 ECHOCATH, INC.
                                4326 U.S. Route 1
                       Monmouth Junction, New Jersey 08852

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 29, 2000

The Annual Meeting of Shareholders (the "Annual Meeting") of EchoCath, Inc., a New Jersey corporation (the "Company"), will be held at the Company's headquarters, 4326 U.S. Route 1, Monmouth Junction, New Jersey 08852, on Friday, September 29, 2000 at 10:00 a.m. (local time) for the following purposes:

                  1. To elect seven (7) directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified;

                  2. To ratify the appointment of KPMG LLP, as the Company's independent public accountants for the fiscal year ending August 31, 2001;

                  3. To approve and ratify the adoption of an amendment to the Company's Restated Certificate of Incorporation, as amended, increasing the total number of shares of authorized capital stock of the Company from twenty-five million (25,000,000) shares to fifty-five million (55,000,000) shares, increasing the total number of shares of the Company's Class A Common Stock, no par value (the "Class A Common Stock"), from eighteen million five hundred thousand (18,500,000) shares to fifty million (50,000,000)
                           shares

                  4. To approve an amendment to the Company's 1995 Stock Option Plan, as amended (the "1995 Stock Plan"), to increase the maximum number of shares of Class A Common Stock available for issuance under the 1995 Stock Plan from 1,020,000 shares of Class A Common Stock to 3,000,000 shares;

                  5. To approve and ratify the termination of forfeiture provisions of 833,000 shares of the Company's Class A Common Stock, which were formerly 833,000 shares of Class B Common Stock, no par value; and

                  6. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof is August 15, 2000. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of shareholders arranged alphabetically who are entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting regardless of the number of shares you may hold. If you receive more than one proxy card because your shares are registered in different names or addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted. The prompt return of proxies will ensure a quorum is present at the Annual Meeting and save the Company the expense of further solicitation. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy promptly either in the accompanying reply envelope. Your proxy may be revoked at any time prior to the voting of the proxy at the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Irwin M. Rosenthal
                                   Secretary


Monmouth Junction, New Jersey
September 5, 2000

                                 ECHOCATH, INC.

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS


         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of EchoCath, Inc., a New Jersey corporation ("EchoCath" or the "Company"), for use at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. (local time) on Friday, September 29, 2000, at the Company's headquarters, 4326 U.S. Route 1, Monmouth Junction, New Jersey 08852, and at any adjournment or postponement of the Annual Meeting. These proxy materials are being distributed to shareholders by mail on or about September 5, 2000.


                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.


                         VOTING RIGHTS AND SOLICITATION

Voting

         The Company's Class A Common Stock, no par value (the "Class A Common Stock"), and the Company's Series B Convertible Preferred Stock, no par value (the "Series B Preferred Stock"), are the only types of securities entitled to vote at the Annual Meeting. On August 15, 2000, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 6,744,598 shares of Class A Common Stock and 280,000 shares of Series B Preferred Stock outstanding and eligible to cast 215,385 votes. Each holder of record of Class A Common Stock on August 15, 2000 is entitled to one vote for each share of Class A Common Stock held by such shareholder. Each holder of record of Series B Preferred Stock on August 15, 2000 is entitled to one vote for each share of Class A Common Stock into which each share of Series B Preferred Stock may then be converted. The holders of Class A Common Stock and Series B Preferred Stock vote together as a single class on all matters set forth in this Proxy Statement.

         The presence in person or by proxy of the holders, as of the record date, of a majority of the outstanding shares of Class A Common Stock and Series B Preferred Stock will constitute a quorum at the Annual Meeting. In the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected. The Board wishes to receive a majority of the votes cast at the Annual Meeting for Proposal 2. The affirmative vote of a majority of the votes present in person or by proxy is required for Proposals 3 and 4. The affirmative vote of a majority of the votes of disinterested shareholders present in person or by proxy is required for Proposal 5. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted for a vote of the shareholders. Proposals 1 and 2 are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the date of the Annual Meeting. Proposals 3, 4 and 5 are "nondiscretionary" and brokers who have not received instructions from their clients do not have discretion to vote on these items. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), the shares of Class A Common Stock and Series B Preferred Stock subject to such broker non-votes will be treated in the same manner as abstentions.

         All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Proxies

         The persons named as proxies are Daniel M. Mulvena, Frank A. DeBernardis and David Vilkomerson each of whom are currently directors of the Company. Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors as provided in Proposal 1, FOR Proposals 2, 3, 4 and 5, and, as to other matters that may properly come before the Annual Meeting, in the discretion of the proxy holders. You may revoke or change your proxy at any time before the voting of the proxy at the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and filing a written notice of revocation with the secretary of the Annual Meeting prior to the voting at the Annual Meeting or by voting the shares subject to the proxy by written ballot.

Expenses of Solicitation

         The Company will bear the entire cost of solicitation, including the presentation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation is anticipated to be paid to these individuals for any such services.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

General

         The Company's Board of Directors is elected annually by the holders of the Class A Common Stock and the Series B Preferred Stock and is currently comprised of seven members (individually a "Director" and collectively the "Directors"). Each Director holds office until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified or until his earlier resignation or removal. The names of the nominees for Director, all of whom are presently Directors of the Company, and their positions and offices with the Company are set forth in the table below. None of the Company's Directors are related to any other Director or to any executive officer of the Company.

         The proxy holders intend to vote all valid proxies received by them for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors.

         Nominees for Election at the 2000 Annual Meeting are:

                                                                   Positions and Offices Held
Nominees                                          Age                   with the Company
--------                                          ---                   ----------------
Malcolm Dale................................      65            Director

Frank A. DeBernardis (1)....................      57            Chief Executive Officer,
                                                                President and Director

Anthony J. Dimun (3)........................      56            Director

Daniel M. Mulvena (1)(2)(3).................      52            Chairman of the Board of Directors

Joseph J. Prischak .........................      69            Director

Irwin M. Rosenthal (2)......................      71            Secretary and Director

David Vilkomerson...........................      59            Executive Vice President, Director of
                                                                Research and Development, Assistant
                                                                Secretary and Director

----------------
         (1)      Member of the Executive Committee.
         (2)      Member of the Audit Committee.
         (3)      Member of the Compensation and Stock Option Committee.

Recommendation of the Board of Directors

    The Board of Directors recommends a vote FOR the nominees listed herein.

Business Experience of Nominees

         The following describes the current and past five years business experience and certain directorships of each nominee for Director. This information was furnished to the Company by the respective nominees.

         Malcolm Dale has served as a Director of the Company since June 2000. Mr. Dale is Vice President of DB Alex Brown, an investment banking/brokerage company with whom he has been associated since 1995. He previously held similar positions at C.J. Lawrence and Prescott, Ball & Turban.

         Frank A. DeBernardis has served as Chief Executive Officer, President and a director of the Company since its inception. From 1989 to 1992, Mr. DeBernardis served as President and was the sole shareholder of Implemed, Inc. ("Implemed"), a privately-held corporation which provided consulting services in the area of medical device manufacturing.

         Anthony J. Dimun has served as a director of the Company since inception, served as Secretary of the Company from inception until August 1995, and served as a Vice President and Treasurer of the Company from inception until November 1996. Mr. Dimun has served as the Chief Financial Officer and Executive Vice President of Vital Signs, Inc. ("Vital Signs") since March 1991, its Secretary and Treasurer since December 1991, and as a director of Vital Signs since August 1987. He is also a Director of Bionx Implants Inc., a publicly-traded medical device company.

         Daniel M. Mulvena has served as Chairman of the Board since September 1997 and was Co-Chairman of the Board from August 1995 to September 1997. Mr. Mulvena is President of Commodore Associates, a private firm providing consulting services. From February 1992 through April 1995, Mr. Mulvena served as Vice-President and General Manager of the Mansfield Division of Boston Scientific Corporation, a publicly-traded corporation which manufactures and sells minimally invasive medical products. Mr. Mulvena left Boston Scientific in April 1995 as Group Vice President Cardio/Cardiology responsible for Mansfield Cardiac Assist and Mansfield Electrophysiology Divisions of Boston Scientific. Since May 1997, Mr. Mulvena has served on the Board of Directors of Thoratec Laboratories Corporation, since January 1998 has been acting Chairman of the Board and, as of December 26, 1999, the Chief Executive Officer of Magna-Lab, Inc. ("Magna-Lab"). He also is serving on the Board of Directors of Zoll Medical and Cambridge Heart, Inc., which together with Magna-Lab, are all publicly-held corporations involved in medical technology.

         Joseph J. Prischak has served as a Director since December 1999. Mr. Prischak is founder, President and Chief Executive Officer of the The Plastek Group of Erie, Pennsylvania, an international tool making and plastic molding company in the field of plastic packaging for consumer products.

         Irwin M. Rosenthal has served as a director of the Company since August 1995 and as Secretary of the Company since September 1995. Mr. Rosenthal is a co-founder of Life Medical, has served as a director of Life Medical since its inception in 1990, and currently serves as both its Secretary and Treasurer. Mr. Rosenthal is an attorney and since 1960 has specialized in securities law. He is currently a partner at Greenberg Traurig. Mr. Rosenthal was formerly a partner at Rubin Baum Levin Constant & Friedman and Graham & James LLP. Mr. Rosenthal is also a director of Magna-Lab, Inc. and Symbollon Corporation, a publicly-traded chemical and medical technology company.

         David Vilkomerson, Ph.D., has served as Executive Vice President, Vice President Research and Development, Assistant Secretary and a director of the Company since its inception. Dr. Vilkomerson is a founder of Ultramed Inc. ("Ultramed") and served as President and Chairman of the Board of Ultramed from March 1982 to September 1992. Dr. Vilkomerson has authored or coauthored approximately 30 technical papers and received over 30 United States patents.

Board Committees and Meetings

         During the fiscal year ended August 31, 1999, the Board of Directors held six meetings. During this period, each member of the Board of Directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a Director) and (ii) the total number of meetings held by all Committees of the Board on which each such Director served (during the periods such Director served). During the fiscal year ended August 31, 1999, the Board of Directors also acted by unanimous written consent one time.

         The Company has three standing Committees: the Executive Committee, the Audit Committee and the Compensation and Stock Option Committee.

         The Executive Committee (currently comprised of Mr. DeBernardis and Mr. Mulvena) exercises all the power and authority of the Board in the management and affairs of the Company between meetings of the Board to the extent permitted by a law. During the fiscal year ended August 31, 1999, the Executive Committee held no meetings and did not act by unanimous written consent.

         The Audit Committee (currently comprised of Mr. Mulvena and Mr. Rosenthal) reviews the engagement of the Company's independent public accountants and the independence of the accounting firm, the audit and non-audit fees of the independent public accountants and the adequacy of the Company's internal control procedures. During the fiscal year ended August 31, 1999, the Audit Committee held no meetings and did not act by unanimous written consent.

         The Compensation and Stock Option Committee (currently comprised of Mr. Dimun and Mr. Mulvena) makes recommendations to the Board of Directors concerning compensation, including incentive arrangements, of the Company's officers and key employees and others, administers the Company's Option Plan and determines the officers, key employees and others to be granted options under the Option Plan and the number of shares subject to such options. During the fiscal year ended August 31, 1999, the Compensation and Stock Option Committee held one meeting. During the fiscal year ended August 31, 1999, the Compensation and Stock Option Committee also acted by unanimous written consent one time.

Director Compensation

         All outside directors received cash compensation of $500 for each Board or Committee meeting attended during the 1999 fiscal year. Outside directors may also be reimbursed for expenses incurred by them in acting as a director or as a member of any Committee of the Board.

Certain Relationships and Related Transactions

         Since October 1, 1992, Vital Signs has provided certain management services to the Company and incurred certain out-of-pocket expenses on behalf of the Company. In fiscal 1999, the Company paid Vital Signs approximately $26,004 for such services and costs incurred. Management believes that the fees incurred by the Company did not exceed fees that would have been charged by unrelated parties for similar services. Vital Signs provided legal services to the Company for a portion of the fiscal year ended August 31, 1999.

         Pursuant to an agreement, dated July 7, 1995, between Alliance Partners (Alliance") and the Company the ("Alliance Agreement"), Alliance satisfied a bank loan of the Company in the principal amount of $750,000 and in exchange, the Company agreed to repay Alliance if the Company receives at least $23,040,000 in gross proceeds from the exercise of the warrants (the "Class B Warrants") to purchase shares of Class B Common Stock, no par value (the "Class B Common Stock"). In November 1995, Alliance loaned the Company $100,000, which loan bore interest at a rate of 9% per annum and was repaid in January 1996. In January 1996, Alliance agreed to arrange for the payment of $750,000 by certain of the Company's existing shareholders to repay a demand note due by the Company to a bank in connection with the Company's repurchase of rights under the HRT Agreement. Alliance paid $75,000 of the $575,000.

         As of October 30, 1997, the Company amended certain provisions of the Alliance Agreement, dated July 7. Under the terms of the Alliance Agreement, the Company had agreed, among other things, to pay $750,000 to Alliance upon the receipt by the Company of $23,040,000 in proceeds from the exercise of the Company's outstanding Class B Warrants. The $750,000 contingent payment is reflected on the Company's balance sheet as a capital contribution subject to repayment. Under the terms of the Amendment to the Alliance Agreement, Alliance has agreed to release and discharge the Company from making the contingent payment and the Company has agreed to issue to Alliance (i) 50,000 shares of Class A Common Stock and (ii) a six-year option to purchase 50,000 shares of Class A Common Stock at an exercise price of $2.00 per share. Upon the closing of the Amendment, the contingent payment was reclassified as equity of the Company. Irwin M. Rosenthal, a Director of the Company, is a partner of Alliance.

         In connection with the Company's initial public offering, the underwriter required that certain shareholders, including Messrs. DeBernardis and Vilkomerson, contribute the Forfeitable Shares (as defined below) to the Company without consideration if specified earnings levels or market price targets (collectively, the "Targets") are not met. Such shares of Class B Common Stock have been subsequently converted into 833,000 shares of Class A Common Stock. If none of the Targets are met, on November 30, 2001, the Forfeitable Shares are required to be placed in the Company's treasury and cancelled. To date, the Company has not achieved any of the Targets. Pursuant to this Proxy Statement, the Company is seeking shareholder approval to release the Forfeitable Shares from escrow to the former holders of Class B Common Stock although the Targets have not yet been achieved.

         In February 1999, the Company entered into a joint venture with Vital Signs, a related party. Certain members of the Company's Board of Directors are also members of Vital Signs' management. The joint venture will develop technology related to the use of the Company's EchoFlow(TM) technology in conjunction with the joint venture partner's technology. The joint venture partner received a 50% ownership in return for the contribution of certain technology valued at $665,000, as well as cash and services valued at $185,000. The Company received 50% ownership in the joint venture in return for contribution of its research and development efforts on the technology contributed by the partner. Additional funding of the joint venture is at the sole discretion of the joint venture partners. During 1999, the Company incurred research and development expenditures totaling $336,000 on behalf of the joint venture, of which it was reimbursed $165,000 by the joint venture for such services.

         On October 29, 1999, the Company completed a private placement offering. The offering consisted of units of (i) a $25,000 convertible promissory note and (ii) a three-year warrant to purchase 33,333 shares of Class A Common Stock. A total of 3,366,633 warrants were issued. The notes bear interest at 6.5% per annum and mature three years from the date of the final closing October 29, 1999, unless previously converted into Class A Common Stock. Each warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $0.75 per share. Mr. Prischak, a Director of the Company, acquired 46 units in the offering. As a result, Mr. Prischak can convert the promissory notes into an aggregate of 1,533,333 shares of Class A Common Stock and acquired warrants to purchase an additional 1,533,318 shares of Class A Common Stock at an exercise price of $0.75 per share.

         On February 23, 2000, the Company offered the foregoing noteholders the opportunity to purchase four shares of Class A Common Stock at $0.75 per share for every warrant exercised at the same price. The Company issued a total of 1,500,000 million shares in this offering. In connection with such offering, Mr. Prischak purchased an aggregate of 1,396,638 shares of Class A Common Stock and exercised warrants to purchase an additional 349,162 shares of Class A Common Stock with an exercise price of $0.75 per share.

         On July 31, 2000, Mr. Prischak acquired 1,333,333 shares of Class A Common Stock for $0.75 per share, together with a three-year warrant to purchase an additional 1,333,333 shares of Class A Common Stock at $0.75.

                               EXECUTIVE OFFICERS

         The following table identifies the executive officers and key employees of the Company:

       Name                         Age           Capacities in Which Served               In Current Position Since
       ----                         ---           --------------------------               -------------------------
Frank A. DeBernardis                 57     Chief Executive Officer, President and                September 1992
                                            Director

David Vilkomerson                    59     Executive Vice President, Director of                 September 1992
                                            Research and Development, Assistant
                                            Secretary and Director

         None of the Company's executive officers are related to any other executive officer or to any Director of the Company. Mr. DeBernardis is an at-will employee and serves at the discretion of the Board of Directors. Dr. Vilkomerson has entered into an employment agreement with the Company which is more fully described in "Executive Compensation and Related Information -- Employment Agreements."

         Information with regard to Mr. DeBernardis and Dr. Vilkomerson is set forth under "Nominees for Directors."

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation and Stock Option Committee.

Executive Compensation

         Summary of Cash and Certain Other Compensation

         The following table and accompanying footnotes provide certain summary information concerning the compensation earned by Mr. DeBernardis, the Company's Chief Executive Officer and President, and Dr. Vilkomerson, the Company's Executive Vice President and Director of Research and Development (the "Named Officers"), in each case for services rendered in all capacities to the Company for the years ended August 31, 1999, 1998 and 1997. No other executive officer received annual compensation in excess of $100,000 for the fiscal years ended August 31, 1999, 1998 or 1997.

                           Summary Compensation Table

                                                                                                    Long-Term
                                                                                                  Compensation
                                                                                                     Awards/
                                                                                                   Securities
                                                                                                   Underlying         All Other
Name and Principal Position                                      Annual Compensation               Options(#)      Compensation($)
---------------------------               ----------------------------------------------------     ----------      ---------------

                                                                                Other Annual
                                          Year      Salary($)    Bonus($)      Compensation($)
                                          ----      ---------    --------      --------------
Frank A. DeBernardis...........           1999      130,000(1)      --              --                 --               --
 Chief Executive Officer and President    1998      130,000         --              --                 --               --
                                          1997      130,000       16,000            --           150,000(2)(3)          --

David Vilkomerson..............           1999      139,560(1)      --              --                 --               --
  Executive Vice President                1998      134,600         --              --                 --               --
                                          1997      130,000       16,000            --           150,000(2)(3)          --


(1) Mr. DeBernardis and Dr. Vilkomerson voluntarily deferred a portion of their compensation to preserve cash flow until the consummation of a private placement in October 1999. After the private placement was consummated, the deferred compensation was paid. The table reflects the compensation due before the voluntary deferral.

(2) The security underlying all options is Class A Common Stock.

(3) Such options vested as to 50,000 shares on April 29, 1998, vested as to 50,000 shares on April 29, 1999, and vest as to 50,000 shares on April 29, 2000.

         Option Grants in Fiscal 1999

         The following table sets forth the options granted to the Named Officers during the fiscal year ended August 31, 1999. No stock appreciation rights were granted to these individuals during fiscal year 1999.

                                                             Percentage
                                           Number of          of Total
                                           Securities         Options          Exercise or
                                           Underlying        Granted to         Base Price
                                            Options         Employees in        Per Share           Expiration
                      Name                 Granted(#)    Fiscal Year (1)(%)     ($/Sh)(2)            Date(3)
                      ----                 ----------    ------------------    -----------          ----------
         Frank A. DeBernardis........        50,000            23.8              1.125               10/23/08

         David Vilkomerson...........        50,000            23.8              1.125               10/23/08

-----------
(1) Such percentages were based upon a total of 210,000 options granted to all employees in fiscal 1999.

(2) All options were granted under the 1995 Stock Plan at fair market value on the date of grant as determined by the Compensation and Stock Option Committee.

(3) Each option has a maximum term of ten years.

       Aggregated Option Exercises In Fiscal 1999 And Fiscal 1999 Year-End
                                 Option Values

         The following table sets forth, for each of the Named Officers, information concerning option exercises and option holdings for the fiscal year ended August 31, 1999. No stock appreciation rights were granted or exercised during such year or were outstanding at the end of such year.

       Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End
                                 Option Values

                                                                      Number of Securities             Value of Unexercised
                                                                     Underlying Unexercised            In-the-Money Options
                                                                  Options at Fiscal Year End (#)       at Fiscal Year End ($)
                           Shares Acquired         Value          ------------------------------      ----------------------
          Name           on Exercise (#)(1)    Realized ($)        Exercisable    Unexercisable     Exercisable   Unexercisable
          ----           ------------------    ------------        -----------    -------------     -----------   -------------
Frank A. DeBernardis             --               --                  120,000        50,000              --            --

David Vilkomerson                --               --                  190,000        50,000              --            --

(1) As of the date of this Proxy Statement, none of the Named Officers have exercised any of their options.

       Employment Agreements

         The Company entered into employment agreements with Mr. DeBernardis, to serve as Chief Executive Officer and President of the Company, and Dr. David Vilkomerson, to serve as Director and Executive Vice President and Director of Research and Development of the Company, which expired in November 1996. Pursuant to such agreements, Mr. DeBernardis and Dr. Vilkomerson received a base salary of $130,000 at the time of expiration of the agreements. The employment agreements provided that each such agreement could be terminated by the Company only if such executive officer had materially breached his obligations under the agreement, engaged in willful misconduct against the Company or was found guilty of a felony by a court of competent jurisdiction which, in the discretion of the Board, would interfere with the performance of such executive officer's duties and responsibilities or would materially adversely affect the Company. The agreements also contained confidentiality and non-competition provisions.

         Under the terms of the agreement Dr. Vilkomerson's base salary increased from $130,000 in the first year of his agreement, ending November 1, 1997, to $135,000 in the second year of his agreement, ending November 1, 1998, and $140,600 the last year of his agreement. Dr. Vilkomerson signed an extended employment agreement on March 10, 1998. That agreement has expired as of November 1, 1999. The terms of an extended agreement should be similar to the original agreement.

         Mr. DeBernardis has worked without a contract since November 1996, but is currently in discussion with the Compensation Committee to extend his employment agreement. The terms of an extended agreement should be similar to the original agreement.

         The Company entered into a consulting agreement with Mr. Mulvena which expired on June 30, 1997. Pursuant to such agreement, Mr. Mulvena provided consulting services to the Company from July 1, 1995 through June 30, 1997, for up to 27 days per quarter, at a rate of $1,000 per day. The agreement provided for Mr. Mulvena to be reimbursed for his reasonable expenses and to be provided with Company benefits. The agreement also contained confidentiality and non-compete provisions. An extension of such consulting agreement has been negotiated and Mr. Mulvena will provide for up to four days per quarter, at a rate of $1,700 per day. Upon the extension of his contract with the Company, Mr. Mulvena was granted an option to purchase 40,000 shares of Class A Common Stock at an exercise price of $0.39 per share. The option vests immediately upon grant and has a term of ten years.

         All of the employment agreements which have expired are currently being negotiated. During the time of such negotiations, both the Company and the employees comply with their obligations under the expired agreements.

Compensation and Stock Option Committee Interlocks and Insider Participation

         The members of the Compensation and Stock Option Committee of the Company's Board of Directors are Mr. Dimun and Mr. Mulvena. No member of any such Committee was at any time during the 1999 fiscal year or at any other time an officer or employee of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Class A Common Stock and Series B Preferred Stock as of August 15, 2000 by (i) each person who is known by the Company to own beneficially more than five percent of the Class A Common Stock and the Series B Preferred Stock,
(ii) each of the Directors, nominees for Director and Named Officers of the Company and (iii) all current Directors and executive officers as a group. Unless indicated otherwise, the address of each of these persons is c/o EchoCath, Inc., 4326 U.S. Route 1, Monmouth Junction, New Jersey 08852.

                                                                   Amount
                                                                and Nature of
         Name and Address                                         Beneficial               Percent              Percent of
       of Beneficial Owners            Title of Class           Ownership(1)(2)          of Class(3)         Voting Power(3)
       --------------------            --------------           ---------------          -----------         ---------------
Cathtech Corp.(4)....................  Class A                     623,906                   9.2                   9.2
    c/o Vital Signs, Inc.              Common Stock
    20 Campus Road
    Totowa, New Jersey 07512

Anthony Dimun(5)(14).................  Class A                     158,732                   2.3                   2.3
    c/o Vital Signs, Inc.              Common Stock
    20 Campus Road
    Totowa, New Jersey 07512

Frank DeBernardis(6)(14).............  Class A                     417,424                   5.9                   5.9
    c/o EcoCath, Inc.                  Common Stock
    P.O. Box 7224
    Princeton, New Jersey 08543

Medtronic, Inc.(7)...................  Class A                     363,636                   5.4                   5.4
    7000 Central Avenue. NE            Common Stock
    Minneapolis, MN  55482

Daniel M. Mulvena(8)(14).............  Class A                     210,000                   3.0                   3.0
    6 Fuller Lane                      Common Stock
    Marblehead, Mass.  01945

Joseph J. Prischak(9)................  Class A                    7,154,955                 66.1                  66.1
    c/o EchoCath, Inc.                 Common Stock

    P.O. Box 7224
    Princeton, NJ  08543

                                                                   Amount
                                                                and Nature of
         Name and Address                                         Beneficial               Percent              Percent of
       of Beneficial Owners            Title of Class           Ownership(1)(2)          of Class(3)         Voting Power(3)
       --------------------            --------------           ---------------          -----------         ---------------
Irwin M. Rosenthal(10)(14)...........  Class A                     332,958                   4.9                   4.9
    c/o Irwin Rosenthal                Common Stock
    885 Third Avenue
    21st Floor
    New York, New York 10022

Ultramed, Inc.(11)...................  Class A                     468,906                   6.9                   6.9
    c/o Frank Joworisak                Common Stock
    EchoCath, Inc.
    Princeton, New Jersey  08543

David Vilkomerson(12)(14)............  Class A                     427,350                   5.9                   5.9
    c/o EchoCath, Inc.                 Common Stock
    P.O. Box 7224
    Princeton, New Jersey 08543

Vital Signs, Inc.(4).................  Class A                     623,906                   9.2                   9.2
    20 Campus Road                     Common Stock
    Totowa, New Jersey  07512

EP MedSystems, Inc...................  Series B Preferred          280,000                   100                   3.1
    58 Route 46 West                   Stock
    Budd Lake, New Jersey
    07828(13)

    All executive officers...........  Class A                    8,701,419                 70.5                  70.5
    and Directors as a group (7        Common Stock
    persons)(14)

---------------
(1) Except as indicated in the footnotes to this table, and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock and Series B Preferred Stock. All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.

(2) Class A Common Stock subject to options, warrants and convertible securities (excluding accrued interest) currently exercisable or exercisable on or prior to 60 days after August 15, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (3) Applicable percentage of ownership is based on 6,774,598 shares of Class A Common Stock outstanding, plus any Class A Common Stock equivalents held by such holders.

 (4) Cathtech is the beneficial owner of approximately 13% of the Common Stock of Ultramed. Vital Signs may be deemed to be a beneficial owner of the 623,906 shares of Class A Common Stock owned by Cathtech.

 (5) Mr. Dimun is an officer and a director of Vital Signs and Cathtech. These shares do not include the 623,906 shares of Class A Common Stock owned by Cathtech, as to which Mr. Dimun disclaims beneficial ownership, since Mr. Dimun is not a principal stockholder of Vital Signs. These shares include an option to purchase 50,000 shares of Class A Common Stock, which option is presently exercisable.

 (6) Includes options granted by the Company to Mr. DeBernardis to purchase 336,740 shares of Class A Common Stock, which options are presently exercisable. Excludes (i) 10,006 shares of Class A Common Stock held in a trust for the benefit of Mr. DeBernardis' children, as to which Mr. DeBernardis disclaims beneficial ownership and (ii) options to purchase 83,260 shares of Class A Common Stock which are not yet vested and which do not vest within 60 days after August 15, 2000. Also excludes an option to purchase 250,000 shares of Class A Common Stock that is subject to shareholder approval.

 (7) Represents shares of Class A Common Stock held by Medtronic Asset Management, Inc., a Minnesota corporation and a wholly-owned subsidiary of Medtronic, through which Medtronic holds certain investments.

 (8) Includes options granted by the Company to Mr. Mulvena to purchase 210,000 shares of Class A Common Stock, which options are presently exercisable. These shares exclude an option to purchase 90,000 shares of Class A Common Stock, which option is subject to shareholder approval.

 (9) Includes warrants to purchase an aggregate of 2,134,171 shares of Class A Common Stock and the conversion of a promissory note in the aggregate principal amount of $1,150,000 which may be converted into 1,533,333 shares of Class A Common Stock, and the open market purchase of 25,000 shares of Class A Common Stock.

(10) Such shares include 16,667 shares of Class A Common Stock, and an option to purchase 16,667 shares of Class A Common Stock, issued to Mr. Rosenthal in connection with the Alliance Agreement. The option to purchase 16,667 shares of Class A Common Stock is presently exercisable. These shares also include an option to purchase 50,000 shares of Class A Common Stock, which option is presently exercisable.

(11) All of the shares have been pledged to Vital Signs as collateral for a loan and accounts payable, respectively. The pledgees disclaim beneficial ownership of such shares.

(12) Includes (i) options granted by Ultramed to Dr. Vilkomerson to purchase from Ultramed 7,526 shares of Class A Common Stock, which options are presently exercisable, and (ii) an option granted by the Company to Dr. Vilkomerson to purchase 400,740 shares of Class A Common Stock, which option is presently exercisable. Excludes (i) options granted by Ultramed to Dr. Vilkomerson to purchase from Ultramed 1,882 shares of Class A Common Stock of the Company, which options are not presently exercisable, and (ii) 234,544 shares of Class A Common Stock owned by Ultramed (of which he is an officer, director and approximately 13% stockholder), as to which Dr. Vilkomerson disclaims beneficial ownership. Also excludes an option to purchase 83,260 shares of Class A Common Stock which are not yet vested and which do not vest within 60 days after August 15, 2000. Also excludes an option to purchase 250,000 shares of Class A Common Stock that is subject to shareholder approval.

(13) Represents 215,385 shares of Class A Common Stock (on an as-converted to Common Stock basis) eligible to vote at the Annual Meeting.

(14) Options were issued to Dr. Vilkomerson and Messrs. DeBernardis, Dimun, Rosenthal and Mulvena to purchase in the aggregate 690,000 shares of Class A Common Stock. These options however, are still awaiting shareholder approval.

                                 PROPOSAL NO. 2

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board is asking the shareholders of the Company to ratify its appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending August 31, 2001. The Board wishes to receive the majority of the votes cast at the Annual Meeting to ratify the selection of KPMG LLP.

         In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection, but may elect to retain KPMG LLP nevertheless. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests.

         KPMG LLP has audited the Company's financial statements annually since fiscal year 1997. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

         The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of KPMG LLP to serve as the Company's independent public accountants for the fiscal year ending August 31, 2001.

                                 PROPOSAL NO. 3

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

         In April 2000, the Board, subject to shareholder approval, adopted an amendment to the Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), to increase the number of shares of authorized capital stock of the Company from twenty-five million (25,000,000) shares to fifty-five million (55,000,000) shares, consisting of: five million (5,000,000) shares of Preferred Stock, and fifty million (50,000,000) shares of Class A Common Stock. Shareholders are being asked to consider and vote upon a proposal to amend the Certificate of Incorporation to effect the foregoing proposal. Upon the filing of the amended Certificate of Incorporation, no shares of Class B Common Stock will be authorized.

         As of August 15, 2000, there were 6,774,598 shares of Class A Common Stock outstanding and 280,000 shares of Series B Preferred Stock outstanding. On August 17, 2000, the Company received notice of the conversion of certain convertible notes by certain noteholders of the Company. As a result, the Company is obligated to issue an additional 1,035,234 shares of Class A Common Stock. In addition, the Company has reserved 24,419,061 shares of Class A Common Stock to be issued pursuant to options, warrants, convertible securities, contractual commitments and other arrangements. As of August 15, 2000, the Company's Certificate of Incorporation did not provide for a sufficient number of authorized shares of Class A Common Stock in the event all the Company's outstanding convertible securities were converted into shares of Class A Common Stock. Upon filing of the Certificate of Incorporation, the Company will have 17,771,107 shares of Class A Common Stock and 4,720,000 shares of Preferred Stock available for future issuances.

         As noted above, the Company must increase the number of authorized shares of Class A Common Stock in order to ensure that sufficient shares of Class A Common Stock are available for issuance upon conversion of the Company's outstanding convertible securities. Otherwise, the Company has no present plans or proposals for use of the additional authorized shares of Class A Common Stock. However, as the market in which the Company operates is characterized by rapid developments and technological change, the Company's management believes it is in the best interests of the shareholders that the Company have such authorized shares available for issuance in prompt response to business opportunities that may require the issuance of such stock.

         The shareholders should be advised that an increase in the authorized shares of Class A Common Stock will generally empower the Directors to issue additional shares of Class A Common Stock in many situations without first obtaining shareholder approval. Accordingly, the equity interests of the existing shareholders may be significantly diluted, without their approval, if the additional shares of authorized Class A Common Stock were to be issued. However, in the event of merger, consolidation or sale of all or substantially all the assets of the Company, the shareholders will have the right to approve such transactions pursuant to the New Jersey Business Corporation Act, including any related issuance of shares of capital stock of the Company.

         Moreover, the shareholders should be advised that an increase in the amount of authorized shares of Class A Common Stock may have an anti-takeover effect. Such increase in the amount of authorized shares of Class A Common Stock could be used to dilute the share ownership of a person seeking to obtain control of the Company.

         Currently, the existing provisions of the Company's Certificate of Incorporation, By-laws and mutual agreements do not have any material anti-takeover effects. Further, the Company does not have any plans to subsequently implement any such additional measures having such anti-takeover effects. Finally, the Company has not submitted this proposal to its shareholders as a result of, or in response to, any accumulation of stock or threatened takeover of the Company.

         Shares of Preferred Stock may be issued in one or more series. The number of shares included in any series of Preferred Stock and the full or limited voting rights, if any, the cumulative or non-cumulative dividend rights, if any, the conversion, redemption or sinking fund rights, if any, and the priorities, preferences and relative, participating, optional and other special rights, if any, in respect of the Preferred Stock, any series of Preferred Stock or any rights pertaining thereto, and the qualification, limitations or restrictions on the Preferred Stock, any series of Preferred Stock or any rights pertaining thereto, shall be those set forth in the resolution or resolutions providing for the issuance of the Preferred Stock or such series of Preferred Stock adopted at any time and from time to time by the affirmative vote of a majority of the total number of directors which the Company would have if there were no vacancies on the Board of Directors at the time of the vote on such resolution or resolutions and filed with the Secretary of State of the State of Delaware. Currently, the Board has designated two hundred eighty thousand (280,000) shares as Series B Preferred Stock.

Recommendation of the Board of Directors

         The Board of Directors recommends a vote FOR the approval of the Amendment to the Certificate of Incorporation of the Company.

                                 PROPOSAL NO. 4

                  APPROVAL OF AMENDMENT TO THE 1995 STOCK PLAN

         In August 1995, the Board of Directors adopted and the shareholders approved the 1995 Stock Plan (the "Option Plan"). The Option Plan provides for the grant of incentive stock Option ("ISOs") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQSOs") to certain directors, officers and employees of the Company. The Option Plan further provides for the grant of NQSOs and stock appreciation rights ("SARs") to directors, agents of, and consultants to, the Company, whether or not employees of the Company. The purpose of the Option Plan is to attract and retain employees, agents, consultants and directors. Options and SARs granted under the Plan may not be exercisable for terms in excess of 10 years from the date of grant. In addition, no options or SARs may be granted under the Option Plan later than 10 years after the Option Plan's effective date.

         The Board of Directors has approved grants that total 1,657,500. The additional grants above the authorized total of 1,020,000 will require shareholder approval. Shareholders are being asked to consider and vote upon a proposed amendment (the "Amendment") to the Option Plan to increase the maximum number of shares of Common Stock available for issuance under the Option Plan from 1,020,000 shares to 3,000,000 shares.

         The Board of Directors believes that the Amendment provides an important inducement to recruit and retain the best available personnel. The Board of Directors believes that providing employees, non-employee directors and consultants with an opportunity to invest in the Company rewards them appropriately for their efforts on behalf of the Company.

Previously Granted Options under the 1995 Stock Plan

         As of August 15, 2000, options to purchase shares of Class A Common Stock Common Shares have been granted under the Option Plan at an exercise price per share equal to the fair market value of the Common Stock on the date of grant, including grants to officers and directors of the Company as set forth in the table below:

                                                                                                            Weighted
                                                                                Number of                    Average
                          Name and Title                                     Options Granted              Exercise Price
                          --------------                                     ---------------              --------------
Frank A. DeBernardis, Chief Executive Officer, President
    and Director............................................                      420,000                       1.60

Anthony J. Dimun, Director..................................                      150,000                       1.63

Daniel M. Mulvena, Chairman of the Board....................                      210,000                       1.56

Irwin M. Rosenthal..........................................                      150,000                       1.63

David Vilkomerson, Executive Vice President, Director.......
                                                                                  490,000                       1.85

All current executive officers as a group (2 persons).......                      910,000                       1.73

All current Directors who are not executive officers as a
    group (5 persons).......................................                      510,000                       1.60

All employees, including all current officers who are not
    executive officers as a group (15 persons)................                     72,000                       1.79

----------------------------------------

         Whether or not shareholder approval of the amendment to the 1995 Stock Plan is obtained, options previously granted pursuant to the Option Plan will remain valid and outstanding.

         As of August 15, 2000, the fair market value of the Common Stock underlying options granted pursuant to the Option Plan was $0.375 per share equal to the closing price of the Common Stock on the Nasdaq OTC Bulletin Board on such date.

Summary of the Plan

         The total number of shares of Class A Common Stock for which options and SARs are authorized to be granted under the Option Plan is 1,020,000. The shares subject to and available under the Option Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. Any shares subject to an option or SAR that terminates, expires or lapses for any reason, and any shares purchased pursuant to an option and subsequently repurchased by the Company pursuant to the terms of the option, shall again be available for grant under the Option Plan.

         The Option Plan is administered by the Board of Directors of the Company, which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs, NQSOs or SARs, or a combination thereof, and the number of shares of Class A Common Stock to be subject to such options or SARs. The Board of Directors of the Company may, in its discretion, delegate its power, duties and responsibilities under the Option Plan to a committee consisting of two or more "Non-Employee" directors within the meaning of (b)(3) of Rule 16b-3 promulgated under the Exchange Act. The Compensation and Stock Option Committee, which is responsible for administering the Option Plan, is composed of Daniel Mulvena and Anthony Dimun. The exercise price of options granted under the Plan shall not be less than the fair market value per share on the date of grant, as determined by the Board of Directors.

         The Option Plan contains certain limitations applicable only to ISOs granted thereunder. For example, the aggregate fair market value, as of the date of grant, of the shares to which ISOs may become exercisable for the first time by an optionee during a calendar year may not exceed $100,000. To the extent this requirement is not satisfied, the ISO will be treated as a NQSO. In addition, if an optionee owns more than 10% of the Company's stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the option cannot exceed five years.

         The purpose of the Option Plan is to enhance the ability of the Company to attract and retain employees, directors, and consultants of outstanding ability and to provide them with an interest in the Company parallel to that of the shareholders. The Compensation and Stock Option Committee administers the Plan. As of August 15, 2000, there were approximately 15 employees, consultants and non-employee directors who have received stock options. No other form of stock awards have been granted. Because (i) future participation in the Option Plan and the level of participation will vary and (ii) the fair market value of the Class A Common Stock will flucuate, it is not possible to determine the value of benefits which may be obtained by those eligible to participate in the Option Plan.

         The Compensation and Stock Option Committee may grant options under the Option Plan to eligible employees, consultants and directors selected by the Compensation and Stock Option Committee. No employee may be granted in any year options to purchase more than 1,500,000 shares of Common Stock. The options may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The Compensation Committee is to establish the option price at the time that each option is granted. Options granted under the Option Plan may be exercised at such time as is determined by the Compensation Committee, but not more than 10 years from their date of grant.

         Options may not be transferred except by will or the laws of descent and distribution, except that the Compensation Committee may permit non-qualified stock options to be transferred to members of the holder's immediate family or trusts, partnerships or limited liability companies established for such family members.

         In the event of a Change in Control (as defined in the Option Plan) of the Company, any option will become vested and exercisable in full and all restrictions or conditions, if any, on other stock awards will automatically lapse.

         If an option holder engages in certain activity which is harmful to the Company, all outstanding and unexercised options may be canceled and terminated. In addition, such option holders may have to reimburse the Company for any gain realized upon exercise of options within one year of the harmful behavior. This forfeiture and repayment provision will not apply following a Change in Control.

         The Board of Directors may amend, suspend or terminate the Option Plan at any time, but no amendment may adversely affect the rights of any person in connection with an award previously granted. In addition, no amendment to the Option Plan may be made without subsequent shareholder approval if such approval is required under any applicable law, regulation or stock exchange rule.

         The Option Plan became effective upon adoption by the Board and will have a term of 10 years from its effective date.

Federal Income Tax Aspects

         The following is a general summary of the federal income tax consequences of the grant and exercise of options under the Plan. This summary is not intended to provide tax advice to recipients and holders of awards.

         Generally, the grant of options does not result in taxable income to the option holder and the Company is not entitled to a corresponding deduction from its income taxes.

         In the case of ISOs, generally, there will be no taxable income for the option holder upon the grant or exercise of an ISO. In addition, so long as the option holder disposes of the shares acquired upon exercise of the ISO until the later of two years from the date of grant and one year from the date of exercise (a "qualifying disposition"), any gain or loss realized by the option holder upon disposition will be taxed as long-term capital gain or loss, as the case may be. The Company will not be entitled to a tax deduction upon the grant or exercise of ISOs or the disposition of ISO shares. However, if the option holder disposes of the shares acquired upon exercise of the ISO earlier than either of two years from the date of grant and one year from the date of exercise (a "disqualifying disposition"), then the option holder will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disqualifying disposition) over the exercise price thereof. The Company will be entitled to deduct an amount equal to the ordinary income realized by the option holder upon a disqualifying disposition.

         With respect to non-qualified stock options, the option holder will realize ordinary income equal to the difference between the fair market value of the option shares upon exercise over the exercise price thereof. The Company will be entitled to a corresponding deduction in an amount equal to the amount of ordinary income realized by the option holder. Upon the subsequent disposition of the option shares, any gain (loss) will be taxed as short-term or long-term capital gain (loss), as the case may be.

Recommendation of the Board of Directors

         The Board of Directors recommends a vote FOR the approval of the Amendment.

                                 PROPOSAL NO. 5

  SHAREHOLDER PROPOSAL TO APPROVE THE TERMINATION OF THE FORFEITURE PROVISIONS
                    OF CERTAIN SHARES OF CLASS B COMMON STOCK

         Certain shareholders of the Company have submitted the following narrative statement and proposed resolution for a vote of the shareholders of the Company. In light of the fact that Messrs. DeBernardis, Dimun, Rosenthal and Vilkomerson stand to benefit in the event the resolution is approved by the shareholders, the Board of Directors takes no position on a vote for or against the resolution. In addition to their own personal interests, Mr. Dimun's employer, Vital Signs, also stands to benefit if the resolution is approved by the shareholders. Accordingly, the holders of Forfeitable Shares are precluded from participating in voting on this proposal.

Narrative Statement

         In connection with and as a condition precedent for the initial public offering of the Company's securities, the underwriter, D.H. Blair Investment Banking Corp., required that the then current shareholders (the "Founders") of the Company enter into a Share Restriction Agreement (the "Agreement"). The Agreement provided, in part, that an aggregate of 833,000 (the "Forfeitable Shares") shares of the Founders holdings of the Company's Class B Common Stock (subsequently converted to Class A Common Stock) would be subject to forfeiture in the event one or more certain defined milestones, set forth in the Agreement, were not met by the Company by the Target Period, defined in the Agreement as November 30, 2001.

         The milestones consisted of the following:

         1. Achieving a 30 day average closing price of the Company's Class A Common Stock of either $12.50 or $16.50 per share, depending upon the measuring period; or

         2. Achieving minimum pretax income of $3,400,000, $5,000,000, or $6,600,000 in various fiscal years.

         The Forfeitable Shares represented approximately 55.5% of the total holdings of each of the Founders of the Company's securities. At the time of the initial public offering the Forfeitable shares represented approximately 26.5% of the then outstanding shares of the Company. As of August 1, 2000, the percentage of the Company's equity represented by such shares had been reduced to 12.3%.

         The Forfeitable Shares together with the remainder of the Class B Common Stock had supervoting rights over the Class A Common Stock at a ratio of 5:1. As a condition to the effectiveness of the Company's private placement of $2,525,000 in convertible debt during the past fiscal year, the holders of the shares of Class B Common Stock agreed to forfeit their supervoting rights and convert their shares to Class A Common Stock (including the Forfeitable Shares and their non-forfeitable holdings). This forfeiture and conversion was completed for all but 114,896 of the Forfeitable Shares. These shares were issued to Marathon Investments, Ltd. ("Marathon"). Notwithstanding the restriction on sale or other alienation of the share certificates discussed above, Marathon sold or otherwise transferred the shares of stock that were issued to it which were subject to forfeiture. Therefore, except for Marathon, the former holders of Class B Common Stock were issued one share of Class A Common Stock and one warrant to purchase one share of Class A Common Stock at $0.75 for each share of Class B Common Stock converted.

         The forfeiture provision of the Forfeitable Shares was retained and a restrictive legend regarding the potential for forfeiture was printed on a corresponding number of Class A share certificates. However, the Founders held the expectation that a proposal would be submitted to all of the Company's shareholders to waive the forfeiture provision as a reward to the Founders for agreeing to waive their supervoting rights in order to allow the aforementioned private placement of securities to take place.

Proposal

         For the foregoing reasons, it is proposed that the shareholders of the Company vote in favor of the following resolution:

         RESOLVED, that the Company hereby waives and forever discharges the Founders from the obligations and requirements set forth in the Agreement regarding the Forfeitable Shares and that the Secretary of the Company shall be and hereby is authorized to remove any restrictive legends on the affected share certificates indicating that such shares are subject to forfeiture under the terms of the Agreement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Exchange Act, the Company's directors, officers, and any person holding more than ten percent of the Common Stock are required to report initial ownership of the Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Except as set forth below, based upon (i) the copies of the Section 16(a) reports that the Company received from such persons for their 1999 fiscal year transactions and
(ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1999 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such directors, officers, and ten percent beneficial owners.

         The Company is not aware that of any late filings with the SEC.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals that are intended to be presented at the 2001 Annual Meeting of Shareholders currently expected to be held on or about April 15, 2001 must be received by the Company at its principal executive offices no later than December 16, 2000 and must be in compliance with applicable SEC regulations, in order to be included in the proxy statement and related proxy materials.

                                   FORM 10-KSB

         THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO ECHOCATH, INC., 4326 U.S. ROUTE 1, MONMOUTH JUNCTION, NEW JERSEY 08852, ATTN: IRWIN M. ROSENTHAL, SECRETARY.

                                  OTHER MATTERS

         The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    /s/ Irwin M. Rosenthal
                                    Secretary

                                 ECHOCATH, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby constitutes and appoints Daniel M. Mulvena, Frank A. DeBernardis and David Vilkomerson and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of EchoCath, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, 4326 U.S. Route 1, Monmouth Junction, New Jersey 08852 at 10:00 A.M., local time, on Friday, September 29, 2000, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

         This proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.


                  (continued and to be signed on reverse side)

                  Please Detach and Mail In the Envelope Provided
A [X] Please mark your
      votes as in this
      example.
1.       ELECTION OF                FOR              WITHHELD             Nominees:
         DIRECTORS.                 [ ]                [ ]                Malcolm Dale
                                                                          Frank A. DeBernardis
                                                                          Anthony J. Dimun
         VOTE FOR all the nominees listed at right;                       Daniel M. Mulvena
         except vote withheld from the following                          Joseph J. Prischak
         nominee(s) (if any).                                             Irwin M. Rosenthal
                                                                          David Vilkomerson
         -----------------------------------------------------

2.       APPROVAL OF PROPOSAL TO RATIFY                                                 FOR           AGAINST          ABSTAIN
         THE APPOINTMENT OF KPMG LLP                                                    [ ]             [ ]              [ ]
         AS THE INDEPENDENT PUBLIC ACCOUNTANTS
         OF THE COMPANY FOR THE YEAR ENDING AUGUST 31, 2001.

3.       APPROVAL OF A PROPOSAL TO AMEND THE COMPANY'S                                  FOR           AGAINST          ABSTAIN
         RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,                             [ ]             [ ]              [ ]
         INCREASING THE TOTAL NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK OF
         THE COMPANY FROM 25,000,000 SHARES TO 55,000,000 SHARES, INCREASING THE
         TOTAL NUMBER OF SHARES OF THE COMPANY'S CLASS A COMMON STOCK FROM
         18,500,000 SHARES TO 50,000,000 SHARES.

4.       APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1995                               FOR           AGAINST          ABSTAIN
         STOCK OPTION PLAN TO INCREASE THE MAXIMUM AGGREGATE                            [ ]             [ ]              [ ]
         NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE
         THEREUNDER FROM 1,020,000 SHARES TO 3,000,000 SHARES AND TO RESERVE AN
         ADDITIONAL 1,980,000 SHARES OF COMMON STOCK OF THE COMPANY FOR ISSUANCE
         IN CONNECTION WITH AWARDS GRANTED UNDER THE 1995 OPTION PLAN.

5.       APPROVAL OF A SHAREHOLDER PROPOSAL TO                                          FOR           AGAINST          ABSTAIN
         TERMINATE THE FORFEITURE PROVISIONS OF 833,000                                 [ ]             [ ]              [ ]
         SHARES OF THE COMPANY'S CLASS A COMMON STOCK,
         WHICH WERE FORMERLY 833,000 SHARES OF THE
         COMPANY'S CLASS B COMMON STOCK.

6. In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

                          I will                I will not
                           [ ]                     [ ]
                               attend the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Shareholder_______________________  Signature of Shareholder_______________________  Dated: ___________________
                                                                             IF HELD JOINTLY

Note:    This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                 ECHOCATH, INC.

                               SEPTEMBER 29, 2000

                 Please Detach and Mail in the Envelope Provided